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Ameriana Bancorp
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[AMERIANA BANCORP LOGO]

April 12, 2010

Dear Shareholder:

The annual meeting of shareholders of Ameriana Bancorp will be held at Ameriana Bank, 2118 Bundy Avenue, New Castle, Indiana on Thursday, May 20, 2010 at 8:00 a.m.

The attached notice of the annual meeting and proxy statement describe the formal business to be transacted at the annual meeting.  During the annual meeting, we will also report on the operations of the Company.  Directors and officers of the Company as well as a representative of BKD, llp, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

Detailed information concerning our activities and operating performance during 2009 is contained in our annual report, which is also enclosed.

Please sign, date and promptly return the enclosed proxy card.  If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy card.

Sincerely,

/s/ Jerome J. Gassen
Jerome J. Gassen President and Chief Executive Officer

Ameriana Bancorp
2118 Bundy Avenue
New Castle, Indiana  47632

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	8:00 a.m. on Thursday, May 20, 2010

PLACE	Ameriana Bank 2118 Bundy Avenue New Castle, Indiana

ITEMS OF BUSINESS	(1) To elect two directors to serve for a term of three years;

(2) To ratify the appointment of BKD, llp as our independent registered public accounting firm for 2010; and

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a shareholder at the close of business on March 26, 2010.

PROXY VOTING
It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning the proxy card or voting instruction card sent to you.  Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement.  You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Nancy A. Rogers Nancy A. Rogers Corporate Secretary April 12, 2010

NOTE:  Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Ameriana Bancorp

Proxy Statement

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Ameriana Bancorp for the 2010 annual meeting of shareholders and for any adjournment or postponement of the meeting.  In this proxy statement, we may also refer to Ameriana Bancorp as the “Company,” “we,” “our” or “us.”

Ameriana Bancorp is the holding company for Ameriana Bank.  In this proxy statement, we may also refer to Ameriana Bank as the “Bank.”

We are holding the 2010 annual meeting at Ameriana Bank, 2118 Bundy Avenue, New Castle, Indiana on Thursday, May 20, 2010 at 8:00 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to shareholders of record beginning on or about April 12, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 20, 2010

The Proxy Statement and the 2009 Annual Report are available at:

http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=101668&gkp=1073743293

On this website, the Company also posts the Company’s 2009 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the financial statements.

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of Ameriana Bancorp common stock that you owned as of the close of business on March 26, 2010.  As of the close of business on March 26, 2010, a total of 2,988,952 shares of Ameriana Bancorp common stock were outstanding.  Each share of common stock has one vote.

Ownership of Shares; Attending the Meeting

You may own shares of Ameriana Bancorp directly in your name as the shareholder of record or indirectly through a broker, bank or other holder of record in “street name.”  If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials.  Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet.  Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.  If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Ameriana Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other record holder of your shares.

Quorum and Vote Required

Quorum.  We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

 Votes Required for Proposals.  At this year’s annual meeting, shareholders will be asked to elect two directors to serve a term of three years.  In voting on the election of directors, you may vote in favor of both of the nominees, withhold votes as to both nominees, or withhold votes as to either of the nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of BKD, llp as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  To ratify the selection of BKD, llp as our independent registered public accounting firm for 2010, the affirmative vote of a majority of the votes cast at the annual meeting is required.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.

Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.  These are referred to broker non-votes.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this Proxy Statement). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count Votes.  If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting.  Broker non-votes, if any, also will be counted to determine the existence of a quorum.  In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.  In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm, abstentions will have the same effect as a negative vote while broker non-votes will have no impact on the outcome of the proposal.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named on the enclosed proxy card.  All shares of Company common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote “FOR” each of the nominees for director and “FOR” ratification of the appointment of BKD, llp as the Company’s independent registered public accounting firm.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named on the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned, your Ameriana Bancorp common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy.  The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  Proxies may be revoked by providing written notice to the Corporate Secretary of the Company, by delivering a later-dated proxy before a vote being taken on a particular proposal at the annual meeting or by attending the annual meeting and voting in person.  Attendance at the annual meeting will not in itself revoke your proxy.

Corporate Governance and Board Matters

Director Independence

The Company’s Board of Directors consists of eight members, all of whom are independent under the listing requirements of The NASDAQ Stock Market, except for Jerome J. Gassen, who is an employee of the Company and the Bank, and R. Scott Hayes, because of the legal services provided by the law firm for which he works.  See “Transactions with Related Persons.”  In determining the independence of its directors, the Board considered relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Bosway, Danielson, Hayes, Hennessey and Pritzke.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance Board independence and oversight.  Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer allows the President and Chief Executive Officer to better focus on the responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, Michael E. Kent serves as Chairman of the Board of Directors.  Mr. Kent is independent under the listing requirements of The NASDAQ Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, transaction risk, price risk, compliance risk and reputation risk.  Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, The Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company.  Senior management attends the board meetings and is available to address any questions or concerns raised by the board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

In addition, the Company maintains a Risk Management Committee, comprised of officers, that monitors the Company’s material business risks.  This committee meets and reports to the Board of Directors quarterly.

The Company and the Bank maintain plans that provide commissions and bonuses to officers and employees.  These plans include a number of factors to measure an individual’s performance, including certain measures to ensure that individuals do not undertake any actions that may increase the Company’s risk profile.  The Risk Management and Compensation Committees believe that the existence and level of potential incentives to be earned under these plans acts as an important incentive and motivation to the employees without encouraging them to take unnecessary and excessive risks that threaten the value of the Company or the Bank.

Committees of the Board of Directors

The following table identifies the members of the Board’s Audit, Compensation and Nominating and Governance Committees as of December 31, 2009.  All members of each committee are independent under the listing requirements of The NASDAQ Stock Market.  Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operations.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all three committees are available in the Governance Documents portion of the Ameriana Bancorp section of the Company’s Web site (www.ameriana.com).

Director	Audit Committee		Compensation Committee		Nominating and Governance Committee
Michael E. Bosway	X
Donald C. Danielson			X		X
Charles M. Drackett, Jr.	X	*			X
Jerome J. Gassen
R. Scott Hayes
Richard E. Hennessey	X		X	* *
Michael E. Kent
Ronald R. Pritzke	X		X		X	*
Number of Meetings in 2009	4		2		3

* Chairman

Audit Committee

The Audit Committee is responsible for the review and evaluation of the Company’s annual audit and related financial matters.  Additionally, the Audit Committee selects the auditor and reviews their independence.  The Audit Committee also oversees the loan review function, which is responsible for examining the underwriting and classification procedures employed by Ameriana Bank.  The Board has determined that Mr. Hennessey is an “audit committee financial expert” as defined under the rules and regulations of the Securities and Exchange Commission.  Mr. Hennessey is independent under the listing requirements of The NASDAQ Stock Market applicable to audit committee members.

Compensation Committee

The Compensation Committee is responsible for administering the compensation and equity plans of the Company and the Bank.  Our chief executive officer and other named executive officers develop recommendations regarding the appropriate mix and level of compensation for their subordinates.  The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee.   Our chief executive officer meets with the Compensation Committee to discuss the recommendations and also reviews with the Committee his recommendations concerning the compensation of our named executive officers.  Based in part on these recommendations, the Committee determines all compensation components for the Company’s chief executive officer and other highly compensated executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites.  Our named executive officers do not participate in Committee discussions or the review of Committee documents relating to the determination of their compensation.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board of Directors in:  (1) determining the composition of the committees of the Board of Directors; (2) assessing Board effectiveness; and (3) developing and implementing sound corporate governance principles and practices.  In addition, the Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the annual meeting of shareholders.

Nominating and Governance Committee Procedures

General.  It is the policy of the Nominating and Governance Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating and Governance Committee’s resources, the Nominating and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Nominating and Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Governance Committee, in care of the Corporate Secretary, at the main office of the Company:

1.             The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
The name and address of the shareholder making the recommendation, as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person;

6.	A detailed statement explaining why the shareholder believes the recommended candidate should be nominated for election as director.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by January 1 preceding the annual meeting.

Process for Identifying and Evaluating Nominees. The process that the Nominating and Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Nominating and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by Ameriana Bank.  The Nominating and Governance Committee also will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above.  The Nominating and Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation.  In evaluating potential nominees, the Nominating and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under selection criteria, which are discussed in more detail below.  If such individual fulfills these criteria, the Nominating and Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Minimum Qualifications.  The Nominating and Governance Committee has adopted a set of criteria that it considers when it selects individuals not currently on the Board of Directors to be nominated for election to the Board of Directors.  A candidate must meet qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Governance Committee will then evaluate the prospective nominee to determine if they possess the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;

•
financial, regulatory, accounting and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to understand financial statements;

•	familiarity with the Company’s market area and participation and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the shareholders of the Company and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence under applicable Securities and Exchange Commission and listing definitions; and

•	current equity holdings in the Company.

The committee will also consider any other factors it deems relevant, including its desire to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. The Board will also consider the extent to which the candidate helps the Board of Directors reflect the diversity of the Company’s shareholders, employees, customers and communities. The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors and the need for audit committee expertise.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Governance Committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board, and independence.

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during 2009.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Michael E. Bosway (3)	$9,750	$–	$–	$9,750
Donald C. Danielson	21,600	–	19,074	40,674
Charles M. Drackett, Jr.	24,100	–	11,433	35,533
R. Scott Hayes	20,600	–	16,048	36,648
Richard E. Hennessey	24,100	–	1,698	25,798
Michael E. Kent	26,100	–	16,723	42,823
Ronald R. Pritzke	24,350	–	13,401	37,751

(1)	The aggregate number of options held by each non-employee director at December 31, 2009 was 13,500, except for Mr. Hennessey who held 15,232 options and Mr. Bosway who did not hold any options.

(2)
Consists of income attributable to split-dollar plan agreements, $11,039 of insurance premiums paid to Messrs. Danielson, Drackett, Hayes, Kent and Pritzke and accruals for the payment of five years of medical insurance post-retirement.

(3)	Mr. Bosway became a director in July 2009.

Cash Retainer and Meeting Fees for Non-Employee Directors.  The following table sets forth the applicable retainers and fees that will be paid in 2010 to our non-employee directors for their service on our Board of Directors.

Annual Retainer for Board Service (Company Chairman)	$12,600
Annual Retainer for Board Service (Company)	6,600
Annual Retainer for Board Service (Bank)	6,000
Fee per Bank Board Meeting Attended	500
Fee per Committee Meeting Attended	500
Fee per Committee Meeting Attended (Chairman)	750

Director Supplemental Retirement Plan.  The Bank has entered into a supplemental retirement plan agreement with each of its non-employee directors, except for Mr. Bosway (“Director Supplemental Retirement Plan”).  Upon separation from service after attaining age 70, or age 87 in the case of Mr. Danielson, Messrs. Kent, Drackett and Danielson will be entitled to an annual benefit, payable in equal monthly installments for a period of 15 years, equal to $20,000, $21,000 and $20,000, respectively.  Upon separation from service after attaining age 70, Messrs. Pritzke and Hayes will be entitled to an annual benefit, payable in equal quarterly installments for a period of 15 years, equal to $17,000 and $15,000, respectively. Upon separation from service after attaining age 70, Mr. Hennessey will be entitled to an annual benefit equal to $25,500 for 15 years.  If a director dies before separation from service, his account value will be paid in a lump sum to his designated beneficiaries.  If any director, other than Mr. Hennessey, resigns before his normal retirement date, he will be entitled to receive the account value determined as of the end of the month preceding his separation from service.  If Mr. Hennessey resigns before his normal retirement date, he will be entitled to receive the vested account value determined as of the end of the month preceding his separation from service.  Directors vest under the agreements at the rate of 10% per plan year up to 100%.  If a director’s service is terminated following a change in control but before reaching normal retirement age, the director will be entitled to receive the vested account value determined as of the end of the month preceding his separation from service.  Under the agreements, a change in control means a change in ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as defined in Internal Revenue Code Section 409A.

To fund the benefits payable under the Director Supplemental Retirement Plan, the Bank has purchased life insurance policies on each participating director.  The policies are designed to offset the program’s costs during the lifetime of the participants and to provide complete recovery of all the program’s costs at their death.  The Bank has entered into split-dollar agreements with each of the participating directors pursuant to which their beneficiaries are entitled to a death benefit equal to 80% of the total policy proceeds less cash value of the policy if a director dies while serving on the Board, has retired or terminates service due to disability.  If a director is not serving on the Board at his death, his beneficiaries will be entitled to a reduced death benefit.

Director Medical Insurance. The Bank provides and pays for a portion of medical insurance for directors during their service as directors or directors emeritus and for a five-year period if the director retires from the board after reaching 75 years of age.

Board and Committee Meetings

During 2009, the Board of Directors held 16 meetings.  All of the current directors attended at least 75% of the meetings of the Board and of the committees of the Board on which such directors served during 2009.

Director Attendance at Annual Meeting of Shareholders

The Company does not have a policy regarding Board member attendance at annual meetings of shareholders.  All of the Company’s directors attended the Company’s 2009 annual meeting of shareholders.

Code of Ethics

The Company has adopted a Code of Ethics that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct.  The Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest.  Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.  A copy of the Code of Ethics can be found in the Governance Documents portion of the Ameriana Bancorp section of the Company’s Web site (www.ameriana.com).

Audit Related Matters

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management.  In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.  The Audit Committee also has appointed, subject to shareholder ratification, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Audit Committee of the Board of Directors of
Ameriana Bancorp

Charles M. Drackett, Jr. (Chairman)
Michael E. Bosway
Richard E. Hennessey
Ronald R. Pritzke

Audit Fees

The following table sets forth the fees billed to the Company for 2009 and 2008 by BKD, LLP:

	2009	2008
Audit Fees	$92,250	$93,000
Audit-Related Fees (1)	8,726	–
Tax Fees (2)	13,060	15,740
All Other Fees (3)	12,951	2,500

(1)	Includes fees paid for the audit of Ameriana Bancorp’s benefit plan and consulting on various accounting and auditing matters.
(2)	Includes preparation of federal and state income tax returns and assistance with other tax-related matters.
(3)	Consists of performance of Information Technology review processes and cost segregation study.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s charter provides that the Audit Committee will pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm (subject to any exceptions permitted by the Securities and Exchange Commission), review the independent registered public accounting firm’s proposed audit scope and approach and disclose to investors in periodic reports filed with the Securities and Exchange Commission all non-audit services and all reportable fees paid to the independent registered public accounting firm.  The authority to grant pre-approvals may be delegated to one or more members of the Committee, so long as any decision of such designated director is presented to the full Committee for its approval at its next scheduled meeting.  During 2009, the Audit Committee approved all of the “audit-related,” “tax” and “other fees.”

Stock Ownership

The following table provides information as of March 26, 2010, with respect to (1) any person who was known to the Company to be the beneficial owner of more than five percent of the Company common stock and (2) the Company common stock beneficially owned by each director of the Company, by each executive officer named in the summary compensation table and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Beneficial Owner	Number of Shares Owned (excluding options)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock (1)
Directors
Michael E. Bosway	798		–	*
Donald C. Danielson	84,275	(2)	13,500	3.26%
Charles M. Drackett, Jr.	21,412	(3)	13,500	1.16%
Jerome J. Gassen	30,000	(4)	8,500	1.28%
R. Scott Hayes	25,132		13,500	1.29%
Richard E. Hennessey	3,000		15,232	*
Michael E. Kent	29,232		13,500	1.42%
Ronald R. Pritzke	28,854		13,500	1.41%
Named Executive Officers Who Are Not Also Directors
Timothy G. Clark	20,019		15,500	1.18%
John J. Letter	5,000		800	*
All Directors and Executive Officers as a Group (12 persons)	248,122		112,032	11.61%

Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830	198,437	(5)	–	6.64%

*	Less than 1% of shares outstanding.
(1)
Based upon 2,988,952 shares of Company common stock outstanding, plus, for each individual or group, the number of shares of Company common stock that each individual or group may acquire through the exercise of options within 60 days.

(2)	Includes 4,400 shares owned by Mr. Danielson’s spouse.
(3)	Includes 1,100 shares owned by Mr. Drackett’s spouse.
(4)	Includes 28,000 shares owned in trust by Mr. Gassen’s spouse.
(5)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2010.

Items to be Voted on by Shareholders

Item 1 — Election of Directors

The Company’s Board of Directors currently consists of eight members.  The Board is divided into three classes with staggered three-year terms, with approximately one-third of the directors elected each year.  The nominees this year are Jerome J. Gassen and Donald C. Danielson, both of whom are current directors of the Company and the Bank.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of the nominees named above.  If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of Jerome J. Gassen and Donald C. Danielson.

Information regarding the nominees and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his or her current occupation for the last five years.  The age indicated for each individual is as of December 31, 2009.  There are no family relationships among the directors or executive officers.

Board Nominees for Terms Ending in 2013

Jerome J. Gassen has been President of the Company, the Bank and a Director since June 2005.  From September 2003 to June 2005, Mr. Gassen served as Executive Vice President of Old National Bancorp in Evansville, Indiana.  Mr. Gassen was Northern Region President and Chief Executive Officer of Old National Bank in Evansville from January 2000 through September 2003.  Mr. Gassen has held various banking positions for over 36 years.  Mr. Gassen received his Bachelor of Science, English/Education from the University of Wisconsin-Milwaukee, Master of Arts/English from University of Wisconsin-Milwaukee and a Master of Business Administration from Marquette University.  Mr. Gassen is also a graduate of the Graduate School of Banking at the University of Wisconsin.  He is a past president and director of the Muncie Symphony Orchestra, past president and director of the Muncie and Delaware County Chamber of Commerce and a past member of the Board of Directors of Cardinal Health System Inc., Muncie, Indiana.  He currently is a member of the Miller College of Business Advisory Board of Directors, Ball State University, Muncie, Indiana; Chairman of the New Castle/Henry County Economic Development Corporation, New Castle, Indiana; a Board Member of Energize ECI, and a member of the Finance Committee of Energize ECI, Muncie, Indiana.  Age 59.

Mr. Gassen’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank.  Mr. Gassen’s knowledge of all aspects of the Company’s and the Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.

Donald C. Danielson is Vice Chairman of City Securities Corporation of Indianapolis.  He served on the Board of Trustees of Indiana University for 21 years and was Chairman of the Board for eleven years.  He currently is a member of the James Whitcomb Riley Children’s Foundation Board of Governors, a Director of the Indiana University Foundation, Walther Cancer Institute Foundation Inc., Indianapolis Rotary Club – Paul Harris Fellow, Indiana Chamber of Commerce, Indiana Basketball Hall of Fame and Henry County Community Foundation.  In February 2010, Mr. Danielson was inducted into the Junior Achievement of Central Indiana Business Hall of Fame.  Governor Mitch Daniels named Mr. Danielson the 2009 Sachem, the highest award given by the State of Indiana.  He served as chairman of the Fellowship of Christian Athletes National Board of Trustees from 1983 until 1987 and as a member of President Bush’s Credit Standards Advisory Committee in 1991.  He has been a Director of the Bank since 1971 and Director of the Company since its formation in 1990.  Age 90.

Mr. Danielson’s experience as Vice Chairman of City Securities Corporation of Indianapolis provides the Board with critical experience in financial and investment related matters, as well as, valuable management level experience.  Partially due to his experience and community involvement, Mr. Danielson’s referrals make him a substantial source of business generation.  In addition, Mr. Danielson’s continued involvement in community organizations and local political matters is a vital component of a well rounded board.

Directors with Terms Ending in 2011

Charles M. (Kim) Drackett, Jr. is Chairman, President and General Manager of Fairholme Farms Inc. in Lewisville, Indiana.  He is a graduate of Dartmouth College, the Indiana Institute of Food and Nutrition in Indianapolis and the Purdue University Short Course in Agriculture.  Mr. Drackett has served as a Trustee of the Indiana Pork Producers Association and has served as a Director of The Cincinnati Nature Center where he was Chairman of its Agricultural Operations Committee.  He has been a Director of the Bank since 1989 and Director of the Company since its formation in 1990.  Age 59.

As an entrepreneur and as President and General Manager of Fairholme Farms, Mr. Drackett brings significant business and management level experience from a setting outside of the financial services industry.  In addition, through his business experience, Mr. Drackett has gained significant technological knowledge, adding additional value to the board.

Richard E. Hennessey is Executive Vice President Real Estate Development of Shiel Sexton Company, Inc.  He is a graduate of Indiana University and is a Certified Public Accountant.  Mr. Hennessey is a member of the American Institute of Certified Public Accountants and the Indiana CPA Society.  He serves on the Executive Committee of the Indianapolis Tennis Championships.  He also has served as Vice President of the Indiana University Student Foundation Board of Associates, on the Board of Directors of the Indianapolis Opera and United Cerebral Palsy of Central Indiana, as past president of Indiana/World Skating Academy and as a treasurer and member of the Executive Committee of the Indiana Sports Corporation.  He has been as a Director of the Bank and the Company since 2004.  Age 58.

Mr. Hennessey’s experience provides the Board with critical experience in real estate and accounting matters.  In addition, Mr. Hennessey brings substantial management experience, specifically within the region in which the Company conducts its business.  Mr. Hennessey’s involvement in local organizations has allowed him to develop strong ties to the community, providing the Board with valuable insight regarding the local business and consumer environment.

Ronald R. Pritzke is Vice Chairman of the Boards of the Company and the Bank and is a partner in the law firm of Pritzke & Davis, LLP in Greenfield, Indiana.  He is past President of the Greater Greenfield Chamber of Commerce.  He is also a founding member, past President and served for twelve years on the Hancock County Community Foundation Board.  In addition, he is a founding member, past President and board member of Regreening Greenfield, Inc. and a co-founding member and Director of PARCS, Inc. (Park Advocacy Research and Conservation Society).  He is also a member of the Board of Directors of Hancock Community Education Alliance.  Mr. Pritzke served as a member of the Greenfield Public Library Board for ten years.  He is a former member of the Board of the Hancock County Cancer Society.  Mr. Pritzke has been a Director of the Company and the Bank since December 1992.  Age 62.

As an attorney with significant experience in real estate, zoning, business, administrative, construction and commercial law, Mr. Pritzke has the ability to provide the Board with the legal knowledge necessary to assess issues facing the Board effectively.  He also is a strong advocate of the Company through his civic and community involvement.

Directors with Terms Ending in 2012

Michael E. Bosway serves as President and Chief Executive Officer of City Securities Corporation, Indianapolis, Indiana.  He currently serves on the boards of directors of City Securities Corporation and the Indianapolis Chamber of Commerce.  Mr. Bosway is also a member of the Securities Industry and Financial Markets Association (“SIFMA”) Regional Firms Committee, SIFMA CEO Roundtable and Indianapolis Chamber of Commerce’s Fiscal Policy Council.  He served as Chairman of the Financial Industry Regulatory Authority (“FINRA”) Advisory Council in 2007 and Chairman of the FINRA District 8 Committee in 2006.  Mr. Bosway serves in leadership positions for numerous charitable, philanthropic and private organizations.  Mr. Bosway has been a Director of the Company and the Bank since 2009.  Age 51.

As President and Chief Executive Officer of City Securities Corporation, Mr. Bosway provides the Board with essential business and finance experience, as well as, valuable leadership capability.  In addition, due to his involvement is FINRA and SIFMA, Mr. Bosway adds an important national perspective to the Board.  Mr. Bosway’s community leadership roles provides the Board additional insight on the local business and consumer market.

R. Scott Hayes is a partner in Hayes Copenhaver Crider, LLP, New Castle, Indiana, the law firm that serves as General Counsel to the Company.  He is a Director and past Chairman of the New Castle/Henry County Economic Development Corporation.  He currently is President of the Henry County Redevelopment Commission, President of the Board of Trustees of Henry County YMCA and serves on the Henry County Sheriff’s Merit Board.  He has been a Director of the Bank since 1984 and Director of the Company since its formation in 1990.  Age 63.

Through his legal experience and his firm’s experience as General Counsel, Mr. Hayes brings significant knowledge of the Company’s and the Bank’s business and history to the Board.  Mr. Hayes’ legal background and experience provides the Board with unique skills needed to guide the Company and its management effectively.

Michael E. Kent is the Chairman of the Boards of the Company and the Bank and is a private investor.  Before his retirement in January 1996, Mr. Kent was Chairman, President and Chief Executive Officer of Modernfold, Inc.  He was past President and is currently an Advisory Director of the Alumni Board of the Department of Mechanical Science and Engineering at the University of Illinois.  He has been a Director of the Bank since 1987 and Director of the Company since its formation in 1990.  Age 68.

Mr. Kent’s background as a private investor provides the Board with important insight into the financial market, valuation issues, as well as insight into shareholder perspectives.  In addition, Mr. Kent adds extensive management level experience.

Item 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed BKD, LLP to be the Company’s independent registered public accounting firm for 2010, subject to ratification by shareholders.  A representative of BKD, llp is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the firm is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.  The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of BKD, llp as the Company’s independent registered public accounting firm.

Executive Compensation

Summary Compensation Table

The following table provides information concerning total compensation earned by the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities at December 31, 2009.  These three officers are referred to as the named executive officers in this proxy statement.  The table excludes perquisites for 2009, which did not exceed $10,000 in the aggregate for each named executive officer.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)		Total ($)

Jerome J. Gassen President and Chief Executive Officer	2009 2008	$303,231 288,000	$13,603 12,626	(1)	$316,834 300,626

Timothy G. Clark Executive Vice President and Chief Operating Officer	2009 2008	188,462 184,873	9,248 9,852	(1)	197,710 194,725

John J. Letter Senior Vice President, Treasurer and Chief Financial Officer	2009 2008	139,231 134,231	5,569 4,746	(2)	144,800 140,134

(1)	Consists of employer contributions to 401(k) plan and income attributable to his split-dollar plan agreement.
(2)	Consists of employer contributions to 401(k) plan.

Employment Agreements

The Bank maintains employment agreements with Messrs. Gassen, Clark and Letter (each referred to in this section as an “Executive”).  The agreements with Messrs. Gassen, Clark and Letter each provide for a three-year term.  During each calendar year, the Board of Directors will review the performance of the Executive and determine whether to extend the term of the agreement.  As a result of extensions by the Board of Directors, the employment agreements currently have a term through January 1, 2013.

Under the agreements, Mr. Gassen will serve as President and Chief Executive Officer, Mr. Clark will serve as Chief Operating Officer and Mr. Letter will serve as Chief Financial Officer.  Each Executive’s agreement provides for a minimum base salary to be reviewed annually, participation in discretionary bonuses, stock benefit plans and employee benefit plans sponsored by the Bank, including, among others, health, dental, life, and retirement plans.  In addition, each Executive’s employment agreements provides for use of an automobile and Mr. Gassen’s agreement provides for a country club membership.

Messrs. Gassen, Clark and Letter are each subject to a non-competition agreement during the term of their employment agreement and for one year thereafter.

See “Potential Post-Termination Benefits” for a discussion of the benefits and payments the named executive officers may receive under their employment agreements upon retirement or termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options for each named executive officer as of December 31, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jerome J. Gassen	5,000	–	$14.80	06/01/2015
	3,500	–	12.43	12/29/2015
Timothy G. Clark	3,000	–	12.43	12/29/2015
	7,500	–	14.80	05/17/2014
	5,000	–	14.25	06/24/2012
John J. Letter (1)	600	400	13.01	01/22/2017

(1) On January 22, 2007, the date of grant, 200 of Mr. Letter’s options vested and 200 options vest on each anniversary of the date of the grant.

Retirement Benefits

Pension Plan.  The Bank sponsored a tax-qualified defined benefit pension plan for its employees.  The accrual of benefits under the pension plan was frozen as of June 30, 2004.  Mr. Clark is the only named executive officer who receives benefits under the plan.  Benefits under the plan are computed on the basis of compensation and years of service and are not subject to any deduction for social security or other offset amounts.

Salary Continuation Arrangements. The Bank has entered into Salary Continuation Agreements with Messrs. Gassen and Clark to provide additional compensation at retirement or upon termination of employment by reason of death or disability.  Under the Salary Continuation Agreements, upon separation from service after attaining age 65, Messrs. Gassen and Clark becomes entitled to an annual benefit payable in equal monthly installments for a period of 15 years equal to $43,000 and $36,000, respectively.  If the executive terminates before reaching age 65 (for reasons other than for cause, change in control, death or disability) he will receive a reduced benefit, in which he will have a greater vested interest in each succeeding year.  Benefits are paid over 180 months commencing at age 65.  See “Potential Post-Termination Benefits” for a discussion of the benefits and payments Messrs. Gassen and Clark receive under their salary continuation agreements upon termination of employment.

Option and Equity Incentive Plans.  If a named executive officer voluntarily terminates his employment on or after age 65, then (1) in the case of the Ameriana Bancorp 2006 Long-Term Incentive Plan (the “2006 Plan”), all unvested stock options vest and remain exercisable for the earlier of two years from the date of termination or the expiration date of the stock options and (2) in the case of the Ameriana Bancorp Amended and Restated 1996 Stock Option and Incentive Plan (the “1996 Plan,” and together with the 2006 Plan, the “Option Plans”), all unvested stock options shall be forfeited and vested stock options remain exercisable for the earlier of three months from the date of termination or the expiration date of the stock options.

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause or Voluntary Termination by Executive.  The employment agreements for Messrs. Gassen, Clark and Letter (sometimes each referred to collectively in this section as an “Executive”) provide that if an Executive is terminated for cause (as defined in the agreements) or if an Executive terminates his employment other than for good reason (as defined in the agreements), he will receive his base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

All unexercised options granted under the Option Plans expire on the date of termination for cause.

Under each Salary Continuation Agreement, the executive forfeits all benefits under the Salary Continuation Agreement if his employment with the Bank is terminated for cause as specified in the Salary Continuation Agreement.

Payments Made Upon Termination Other than for Cause or Voluntary Termination by Executive. Under an Executive’s employment agreements, if an Executive’s employment is terminated other than in connection with a change in control, for “cause” (as described in the agreements), disability, retirement on or after age 65 or by the Executive other than for good reason (as defined in the agreements), the Bank will pay the Executive a monthly severance benefit equal to his highest monthly rate of salary.  Such payments shall continue for the then remaining term of their respective employment agreements.  Notwithstanding this description of the Executives’ severance payments, in no event may an Executive’s severance benefit exceed three times the annual rate of salary paid to him at the time of his termination of employment.

If an Executive voluntarily terminates his employment before age 65, then all unvested stock options granted under the Option Plans are forfeited and vested stock options remain exercisable for the earlier of three months from the date of termination or the expiration date of the stock options.

Payments Made Upon Disability.  Each Executive’s employment agreement provides that in the event of his disability, he will continue to receive his full compensation for the first 18 months following his disability, at which time the Bank may terminate the agreement and the Executive will receive 60% of his monthly salary in effect at the time he became disabled.  The Bank will pay the disability benefit, offset by any other benefits received by the Executive under any disability program sponsored by the Bank, until the earlier of his death or his normal retirement age.

Upon termination due to disability, outstanding stock options granted pursuant to the 2006 Plan vest and remain exercisable until the earlier of two years from the date of termination due to disability or the expiration date of the stock options.  Unvested stock options granted pursuant to the 1996 Plan are forfeited upon termination for disability and vested stock options remain exercisable for the earlier of one year from termination or the expiration date of the options.

If an executive becomes disabled (as defined in the Salary Continuation Agreement) before the normal retirement age, the executive will be entitled to the account value, which will be paid in a lump sum.

Payments Made Upon Death.  Upon termination due to death, outstanding stock options granted pursuant to the Option Plans vest and remain exercisable until the earlier of (1) the expiration date of the stock options or (2) two years from the date of termination.

The Bank has entered into supplemental life insurance agreements with Messrs. Gassen and Clark.  The Bank pays all of the life insurance premiums.  Under the agreements, Messrs. Gassen and Clark’s beneficiaries are entitled to a death benefit equal to 80% of the total life insurance policy proceeds less the greater of the cash surrender value of the policy or the aggregate premiums paid by the Bank.

Under each Salary Continuation Agreement, if the Executive dies before separation from service, his beneficiary is entitled to a death benefit of an amount equal to the account value as of the date of the Executive’s death, as defined under each Salary Continuation Agreement, and if the Executive dies after separation from service but before all of the monthly installments have been paid, the Bank will continue payment of the installments to the executive’s beneficiary until all installments have been paid.

Payments Made Upon a Change in Control.  Each Executive’s employment agreement provides if an Executive’s employment is terminated under certain circumstance in connection with a change of control (as defined in the agreements), the Executive will be entitled to a severance payment equal to 2.99 times the average of his annual taxable compensation over the five calendar years preceding the change in control.  In addition, the Bank also will continue to cover the Executive under all of its employee benefit plans for a period of thirty-six months.  If the plans do not permit continued coverage, the Bank will pay the Executive the economic equivalent of the coverage.

Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.”  Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts.  Each employment agreement provides that if the total value of the benefits provided and payments made to him in connection with a change in control, either under his employment agreement alone or together with other payments and benefits that he has the right to receive from the Company and the Bank, exceed three times his base amount (“280G Limit”), his severance payment will be reduced or revised so that the aggregate payments do not exceed his 280G Limit.

In the event of a change in control of Ameriana Bancorp or Ameriana Bank, outstanding stock options granted pursuant to the Option Plans vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options.  The value of the accelerated options count towards each Executive’s 280G Limit.

Under the Salary Continuation Agreement, in the event of a change in control, Messrs. Gassen and Clark are entitled to the account value, which shall be paid in a lump sum.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during 2009, except for one late report by Mr. Danielson, a director of the Company, which related to the purchase of common stock.

Transactions with Related Persons

The Audit Committee periodically reviews a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved.  In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to the Company’s Code of Ethics, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company.  Such potential conflicts of interest include, but are not limited to:  (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest or (2) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees.  From time to time, the Bank makes loans and extensions of credit to its executive officers and directors, and members of their immediate families.  The outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.  As of December 31, 2009, these loans were performing according to their original terms.

The law firm of Hayes Copenhaver Crider, LLP, of which director R. Scott Hayes is a partner, serves as General Counsel to the Company and provides legal services to the Company and the Bank.  Legal fees for services rendered to the Company and its subsidiaries by Hayes Copenhaver Crider during 2009 and 2008 were $228,924 and $148,831, respectively.

Procedures Governing Related Person Transactions

The Company maintains Procedures Governing Related Person Transactions, which is a written set of procedures for the review and approval or ratification of transactions involving related persons.  Under the procedures, related persons consist of directors, director nominees, executive officers, persons or entities known to the Company to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;
•	the Company is, will, or may be expected to be a participant; and
•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;
•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation;

•
any transaction with a related person involving the extension of credit provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties.  However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions;

•	any transaction with a related person in which the rates or charges involved are determined by competitive bids;
•	any transaction with a related person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services; and
•
any transaction in which the interest of the related person arises solely from the ownership of a class of equity securities and all holders of that class of equity services received the same benefit on a pro rata basis.

Related person transactions will be approved or ratified by the Audit Committee.  In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•	the size of the transaction and the amount of consideration payable to the related person;
•	the nature of the interest of the related person;
•	whether the transaction may involve a conflict of interest; and
•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.

Submission of Business Proposals and
Shareholder Nominations

To be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s headquarters, 2118 Bundy Avenue, New Castle, Indiana 47362, no later than December 13, 2010.  If next year’s annual meeting is held on a date more than 30 calendar days from May 20, 2011, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Shareholder nominations for the election of directors and shareholder proposals, other than those submitted pursuant for inclusion in proxy materials as described above, must be delivered or mailed in writing, in the form prescribed by the Company’s Articles of Incorporation, to the Corporate Secretary of the Company at the address given in the preceding paragraph not less than thirty days nor more than sixty days before any such meeting; provided, however, that if less than thirty-one days notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

Shareholder Communications

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors.  Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Ameriana Bancorp, 2118 Bundy Avenue, New Castle, Indiana 47362.  Any communication must state the number of shares beneficially owned by the shareholder making the communication.  The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Miscellaneous

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone.  None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Shareholders has been included with this proxy statement.  Any shareholder as of the close of business on March 26, 2010 who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

REVOCABLE PROXY
AMERIANA BANCORP
ANNUAL MEETING OF SHAREHOLDERS

May 20, 2010
8:00 a.m., Local Time

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 20, 2010

The Proxy Statement and the 2009 Annual Report are available at http:// www.snl.com/IRWebLinkX/GenPage.aspx?IID=101668&gkp=1073743293

On this website, the Company also posts the Company’s 2009 Annual Report on Form 10-K, as filed with the SEC, including the financial statements.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Ameriana Bancorp (the “Company”), consisting of Michael E. Bosway, Charles M. Drackett, Jr., R. Scott Hayes, Richard E. Hennessey, Michael E. Kent and Ronald R. Pritzke or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on May 20, 2010 at 8:00 a.m., local time, at Ameriana Bank, 2118 Bundy Avenue, New Castle, Indiana and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed below (unless the “For All Except” box is marked and the instructions below are complied with).

Jerome J. Gassen and Donald C. Danielson

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line below.

2.	The ratification of the appointment of BKD, llp as the independent registered public accounting firm of Ameriana Bancorp for the fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed.  If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.  This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:	SIGNATURE OF SHAREHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.